EXHIBIT 10.31

                            ASSET PURCHASE AGREEMENT

                                 April 30, 1997

               The parties to this agreement are Network Event Theater, Inc., a Delaware corporation ("NET"); Pik:Nik Media, LLC, a Delaware limited liability company and a wholly-owned subsidiary of NET ("Newco"); Pik:Nik, LLC, a California limited liability company (the "Company"); and Garth Holsinger, Annett Schaefer-Sell and Sunny Smith (together, the "Members"), who own all of the membership interests in the Company.

               The Company is engaged in the business of producing, marketing and distributing postcards containing advertisements (the "Business"). The parties have agreed upon the sale by the Company to Newco of substantially all of the assets and business of the Company, on the terms set forth in this agreement.

               It is agreed as follows:

               1. Sale and Transfer of Assets.

               1.1 Assets Being Sold. The Company hereby sells, assigns and transfers to Newco, and Newco purchases and acquires from the Company, all of the assets and business of the Company (but excluding the assets referred to in section 1.2), including, but not limited to, the following:

                    (a) all rights under agreements, commitments and orders, to the extent that they remain unperformed or unfulfilled on, or by their terms continue after, the date of this agreement, including, but not limited to, all agreements, commitments and orders with advertisers, customers, printers, photographers, manufacturers, distributors, subcontractors, lessors, employees, sales representatives and suppliers;

                    (b) all tangible assets, wherever located, including fixtures and related equipment; distribution racks; inventory and work in process; photographs, film, advertisements, art work, promotional materials and archives; equipment (including office and computer equipment) and furniture; and office supplies, stationery, forms and labels;

                    (c) all computer software and all rights in the trademarks, trade names and logos (including registrations and applications for registration of any of them), together with the good will of the business associated with those trademarks, trade names and logos; all rights in copyrights (including registrations and applications for registration of any copyrights); and all other intangible property and proprietary rights, including, but not limited to, the Company's rights to use the advertisements on its postcards and the rights to prepare, reproduce and distribute copies, compilations and derivative works;

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                    (d) all records,  files,  mailing lists,  advertiser  lists, customer lists, accounting information and other information and data relating to the Business;

                    (e) all claims against third parties, including claims under manufacturers and vendors warranties;

                    (f) all rights to the post office boxes, telephone numbers and facsimile numbers used in the Business; and

                    (g) all cash, investments, accounts receivable, notes receivable, certificates of deposit, deposits, commercial paper, treasury bills and notes, money market accounts and other marketable securities, prepaid expenses and other current assets.

            The assets being sold to Newco pursuant to this agreement are collectively referred to below as the "Assets."

                    1.2 Excluded Assets. The following assets are being retained by the Company and are not being sold, assigned or transferred to Newco:

                         (a) all rights under any agreement, commitment or order
as to which consent to assignment is required but has not been obtained; and (b) the assets listed on schedule 1.2.

            2. Amount and Payment of Purchase Price.

                    2.1 Purchase Price. As full consideration for the Assets, the Company shall have the right to receive the amount of cash and number of shares of NET common stock provided for in section 2.2 (the "Base Amount") plus an additional amount, if any, determined and payable as provided in section 2.3, and Newco shall assume the liabilities provided for in sections 2.4 and 2.5. The Company directs Newco and NET to make any payments or stock issuances the Company is entitled to receive directly to the Members in accordance with section 2.8(c).

                    2.2 Payment of Base Amount. The Base Amount shall be paid as follows:

                         (a) Upon the  execution  of this  agreement  (i)  Newco
shall pay to David S. Travers ("Travers"), on behalf of the Company, cash in the aggregate amount of $20,000, (ii) NET shall issue to Jan-Peter Flack, Inc. ("JPF"), on behalf of the Company, 7,059 shares of its common stock, (iii) Newco shall pay to the Members, by wire transfer of federal reserve funds, cash in the aggregate amount of $68,750 (i.e., 93,750 less 50% of the $50,000 in cash and stock paid to Travers and JPF), and (iv) NET shall issue to the Members an aggregate of 22,059 shares of its common stock.

                         (b) Promptly  after  determination  pursuant to section
2.6 of Newco's EBIT (as defined in section 2.8) for the fiscal year ended June 30, 1998 (the "1998 EBIT"),


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Newco shall make cash payments to the Members and NET shall issue to the Members shares of its common stock (subject to reduction as provided in section 2.4), as follows:

                         (i) If the 1998 EBIT,  as adjusted in  accordance  with
schedule 2.2(b) (the "Adjusted 1998 EBIT"), is equal to or greater than $200,000, or if the 1998 EBIT is equal to or greater than 50% of $2,448,407 (the "Projected 1998 EBIT"), Newco shall pay to the Members cash in the aggregate amount of $93,750 and NET shall issue to the Members an aggregate number of shares of its common stock equal to the number determined by dividing $93,750 by the Market Price (as defined in section 2.8) as of the date of delivery of the auditors' report pursuant to section 2.6; or

                         (ii) if the  Adjusted  1998 EBIT is less than  $200,000
and the 1998 EBIT is less than 50% of the Projected 1998 EBIT: Newco shall pay to the Members cash in the aggregate amount of (A) a portion of $46,875 based on the ratio of the Adjusted 1998 EBIT to $200,000, plus (B) a portion of $46,875 based on the ratio of the 1998 EBIT to the Projected 1998 EBIT; and NET shall issue to the Members an aggregate number of shares of its common stock equal to the (y) number determined by dividing the amount of cash payable under clause
(A) by the Market Price as of the date of delivery of the auditors' report pursuant to section 2.6, plus (z) the number determined by dividing the amount of cash payable under clause (B) by the Market Price as of the date of delivery of the auditors' report pursuant to section 2.6.

               If at any time during the fiscal year ended June 30, 1998 Newco's chief financial officer determines that the targets set forth in section 2.2(b)(i) have been met and will likely be met as of the end of that fiscal year, promptly after that determination Newco and NET shall make the full payments and stock issuances (based on the Market Price as of the date of the chief financial officer's determination) provided for in section 2.2(b)(i), subject, however, to the provisions of section 2.4; if after any payment and issuance of shares the report of Newco's independent auditors under section 2.6 for the fiscal year ended June 30, 1998 indicates that the targets specified in section 2.2(b)(i) have not been met, the Members shall promptly return to Newco and NET any payments or shares they received in excess of the amounts they would have been entitled to receive under section 2.2(b)(ii) (unless the parties shall then agree that, instead of returning the payments and shares, the excess shall be applied to reduce subsequent payments or issuances of shares).

               2.3 Additional Consideration. Promptly after determination pursuant to section 2.6 of Newco's EBIT for each of the fiscal years ended June 30, 1999, 2000 and 2001, but subject to section 2.4, (i) Newco shall pay to the Members an aggregate amount of cash equal to one-twelfth of an amount equal to four times EBIT for that year and (ii) NET shall issue to the Members an aggregate number of shares of its common stock equal to the number determined by dividing the amount of cash payable under clause (i) by the Market Price as of the date of delivery of the auditors' report pursuant to section 2.6. If, however, the Members elect, by notice given to Newco no later than June 30, 1998, to receive the cash and stock provided for in the preceding sentence with respect to each of the four fiscal years ended June 30, 1998, 1999, 2000 and 2001 (instead of the three fiscal years ended June 30, 1999, 2000 and 2001), the fraction specified in clause (i) for calculating the amount of each of those payments and issuances shall be one-sixteenth (instead of


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

one-twelfth) and the payments shall be made and the shares shall be issued promptly after determination of EBIT for each of the fiscal years ended June 30, 1998, 1999, 2000 and 2001. Notwithstanding anything to the contrary in this provision, the Members shall not be entitled to receive any cash or stock with respect to any fiscal year unless Garth Holsinger was employed by Newco during that entire fiscal year, except that if his employment was terminated pursuant to his employment agreement due to his disability or was terminated as a result of his death, the Members shall be entitled to receive cash and stock based on Newco's EBIT through the date of termination, and the cash payment shall be made, and the stock delivered, as soon as practicable after termination based on a determination of EBIT by Newco's chief financial officer (which shall be final and binding on the parties).

               2.4 Assumption of Obligations to Travers and Flack. Upon execution of this agreement Newco is assuming the Company's obligations under its agreements with Travers and JPF, dated April 3, 1997, to pay Travers the amount of $70,000 in 18 equal monthly installments commencing June 1, 1997 and to pay JPF the amount of $170,000 in 36 equal monthly installments commencing June 1, 1997, in each case with interest at the rate of 8% a year from the date of this agreement. It is intended, however, that the Members bear the Company's obligations to Travers and JPF and that Newco shall be reimbursed for payments to Travers and JPF out of the consideration otherwise payable to them under this agreement, and, accordingly, until Newco has been reimbursed in full for those payments, the cash amounts otherwise payable to the Members on any date under sections 2.2(b) and 2.3 shall be reduced by the aggregate unreimbursed amounts paid by Newco to Travers and JPF prior to that date (including all interest and the unreimbursed amount of $25,000 paid at the closing) and, if those amounts are insufficient to reimburse Newco in full, the number of shares otherwise issuable to the Members on that date shall be reduced (based on the Market Value as of the date the shares otherwise would have been issued) to the extent of the deficiency.

               2.5 Assumption of Liabilities. Newco hereby assumes, and agrees to pay, perform and discharge when due (i) all of the Company's trade accounts payable and accrued expenses listed on schedule 3.6, (ii) all of the Company's obligations under the agreements, commitments and orders listed on schedule 3.13, to the extent that they remain unperformed or unfulfilled on, or by their terms continue in effect after, the date of this agreement, (iii) the Company's obligations to Travers and JPF referred to in section 2.4, and (iv) the Company's outstanding promissory notes to NET in the aggregate principal amount of $116,000. Except as specifically provided in the preceding sentence, Newco has not assumed and shall have no responsibility for any liabilities or obligations of the Company or the Members relating to the operations of the Business, or otherwise, through the date of this agreement, and the Members shall cause the Company to pay, perform and discharge all such liabilities and obligations (except to the extent that any liability or obligation is being contested in good faith). NET shall not have any liability or obligation with respect to the Business and shall not have any liability or obligation to the Company or the Members except for breach of any warranty or covenant of NET contained in this agreement.


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

               2.6 Determination of EBIT. Newco shall cause its independent auditors to determine its EBIT (and for the fiscal year ended June 30, 1998, Adjusted 1998 EBIT) for each fiscal year through the year ended June 30, 2001 based on its audited financial statements for that year, and to deliver to the Members not later than September 30 of each of those years a report setting forth in reasonable detail the calculation of EBIT for that year (and any reduction of EBIT pursuant to section 2.8(c)) and the calculation of any amounts payable or shares issuable to the Members under sections 2.2(b) or 2.3 with respect to that year. The number of shares issuable shall be calculated on the basis of the Market Price as of the date of delivery of the report. The determinations of Newco's independent auditors under this section shall be final and binding on the parties.

               2.7 Loans by NET. Until payment in full of the obligations to Travers and JPF referred to in section 2.4, upon each issuance to the Members of shares of NET common stock pursuant to this agreement, NET shall lend to the Members cash in the aggregate amount of 35% of the value of those shares (based on the Market Price used for determining the number of shares issued). All loans made to the Members under this section shall be evidenced by a promissory note in the form of exhibit 2.7(a) and shall be secured pursuant to a pledge and security agreement in the form of exhibit 2.7(b). Upon any sale by any of the Members of shares of NET common stock acquired under this agreement, the Member shall prepay his or her loan to the extent of the proceeds of the shares sold (net of any brokerage commissions or capital gains taxes payable with respect to the sale of those shares).

               2.8 Definitions and General Provisions.

                    (a) As used in this agreement, the term "Market Price" means, as of any date, the average closing price (computed and rounded to the third decimal point) of NET's common shares on Nasdaq as of 4:00 p.m. (EST) during the 15 trading days ending on the day preceding that date.

                    (b) As used in this agreement, the term "EBIT" with respect to any period means an amount equal to Newco's net revenues for that period, less all direct expenses (including direct full-time and part-time employee expenses), depreciation, amortization, and overhead allocations calculated in the same manner as those items are calculated for NET's other divisions and subsidiaries (including overhead allocations for NET's employees that perform services for the Business, but excluding overhead allocations for NET's chairman, chief executive officer, president or chief financial officer) for that period, determined in accordance with generally accepted accounting principles consistently applied.

                    (c) If at any time prior to June 30, 2001 NET's loans and capital contributions to fund Newco's operations shall exceed $300,000, for the purpose of calculating the cash payable and stock issuable under section 2.3 EBIT for the year in which the excess loans or contributions are made (the "First Excess Year) and for each subsequent year through June 30, 2001 shall be reduced by a portion of the excess (without regard to any repayments) determined by dividing the amount of the excess as of the last day of the First Excess Year by the number of


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full or partial  fiscal  years from the First  Excess Year through June 30, 2001
(excluding the fiscal year ending June 30, 1998 unless the Members make the election provided for in the second sentence of section 2.3); if the excess is increased in any year after the First Excess Year, EBIT for the year in which the increase occurs and each subsequent year through June 30, 2001 shall be reduced by a portion of the additional excess determined in the same manner.

                    (d) All cash payments, stock issuances and loans to the Members under this agreement shall be made 47.5% to Garth Holsinger, 47.5% to Annett Schaefer-Sell, and 5% to Sunny Smith.

                    (e) Any calculation of shares that equates to a fractional number of shares shall be rounded to the nearest whole number.

                    (f) Garth Holsinger and Annett-Schaefer -Sell shall be responsible for the day-to-day operations of Newco's business pursuant to the employment agreements referred to in section 5.1, but nothing in this agreement or either of those agreements shall limit the right of the boards of directors and officers of NET and Newco to manage the business and affairs of NET and Newco or give the Members any claim against either NET or Newco with respect to any decision relating to the conduct of their businesses, whether or not that decision affects the amount of any consideration payable under this section 2.

            3. Representations and Warranties by the Company and the Members. The Company and the Members (other than Sunny Smith) jointly and severally represent and warrant to NET and Newco as follows:

               3.1 Organization and Authority of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the law of the State of California and has the full limited liability company power and authority to own, lease and operate its properties as it now does and to carry on its business as it is presently being conducted. The Company is duly qualified and in good standing as a foreign limited liability company in all jurisdictions in which the property owned or leased by it or the nature of the activities conducted by it requires qualification.

               3.2 Authorization of Agreement. The execution, delivery and performance of this agreement by the Company have been duly authorized by all necessary action of the Company. Each of the Members has the full right to enter into and perform his or her obligations under this agreement in accordance with its terms. This agreement constitutes a valid and binding obligation of the Company and each of the Members enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               3.3 Consents of Third Parties. The execution, delivery and performance of this agreement by the Company and the Members do not and will not
(i) conflict  with the


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certificate of formation or operating agreement of the Company or conflict with, or result in the breach or termination of, or constitute a default under, or increase or accelerate any obligation under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which the Company or any of the Members is a party or by which the Company, the Business, any of the Assets or any of the Members is bound; (ii) constitute a violation by the Company or any of the Members of any law, regulation, order, writ, judgment, injunction or decree applicable to any of them; (iii) result in the creation of any claim, lien, security interest, charge or encumbrance ("Liens") upon any of the Assets; or (iv) adversely affect the operation of the Business in any material respect. No consent, approval or authorization of, or designation, declaration or filing with, any court or governmental authority or any other person or entity is required on the part of the Company or any of the Members in connection with the execution, delivery and performance of this agreement.

               3.4 Ownership of the Company. Garth Holsinger is the record and beneficial owner of a 47.5% membership interest in the Company, Annette Schaefer-Sell is the record and beneficial owner of a 47.5% membership interest in the Company, and Sunny Smith is the record and beneficial owner of a 5% membership interest in the Company; those interests represent all of the outstanding equity interests in the Company and are owned free and clear of any Liens. There are no outstanding options, warrants or rights of any kind to acquire any interests, and there are no outstanding securities convertible into any interests, in the Company, nor are there any obligations to issue any such options, rights or securities. The Company does not own any capital stock or other interest in any corporation or business entity, nor is the Company subject to any obligation or requirement to make any investment in any corporation or business entity.

               3.5 Financial Statements. All of the books of account of the Company have been exhibited or made available to NET, and those books of account have been maintained in accordance with good business practice on a consistent basis and accurately record all transactions of the Company during the periods covered by them. All of the Company's accounts receivable outstanding as of the date of this agreement arose from bona fide transactions in the ordinary course of the business and none of them is subject to any defense, counterclaim or setoff, and the Members have no reason to believe that any of them will not be collected in full when due.

               3.6 Absence of Undisclosed Liabilities. As of the date of this agreement the Company does not have any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (a) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business (which, to the extent required by section 3.13, are listed on schedule 3.13), (b) the trade accounts payable and accrued expenses listed on schedule 3.6, each of which has been incurred in the ordinary course of business, and (c) the obligations to Travers and JPF referred to in section 2.4. The Members do not know of any basis for the assertion against the Company or the Business of any liability as of the date of this agreement that is not listed on schedule 3.6.

               3.7 Absence of Certain Changes. Since January 1, 1996, the Company has operated its business in the ordinary course and consistent with past practice, and, except as set forth on schedule 3.7:


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                    (a) the  Company  has not entered  into any  transaction  or incurred any liability or obligation other than in the ordinary course of business;

                    (b) there has been no material adverse change in the condition (financial or otherwise), business, operations, assets or prospects of the Company;

                    (c) the Company has not sold or transferred any assets other than in the ordinary course of business and other than assets that have been replaced with other assets of equal or greater value;

                    (d) the Company has not incurred any liability that was unusual in nature or amount or any indebtedness other than indebtedness to trade creditors incurred in the ordinary course of business;

                    (e) the Company has not made any distribution on or acquired any of its membership interests or, directly or indirectly, made any other payment of any kind or any loan to any of the Members or their respective affiliates;

                    (f) the Company has not granted or agreed to grant any general increase in any rate or rates of salaries or compensation or in benefits of any kind to its employees or any specific increase in the salary of or compensation to any employee whose total salary and compensation after such increase would be at an annual rate in excess of $25,000;

                    (g) the Company has not made any change in its accounting methods or principles (or the application of those methods or principles) or introduced any material new method of management, operations or accounting;

                    (h) the Company has not established any new employee benefit plan (as defined in section 3.24), amended or modified any existing employee benefit plan, or incurred any obligation or liability under any employee benefit plan materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years; and

                    (i) the Company has not entered into any employment, bonus or deferred compensation agreement with any of its directors, officers or other employees.

               3.8 Taxes. The Company has timely filed all foreign, federal, state, local and other tax returns, reports and information returns (including any related or supporting information) required by law to be filed by it; each of those tax returns is correct and complete in all material respects. The Company has paid all taxes required to be paid by it to date. None of the Company's tax returns has been audited by any tax authority. There exist no pending or, to the best of the knowledge of the Company and the Members, proposed tax assessments, suits, actions, claims, audits, investigations or inquiries by any tax authority with respect to the business or assets of the Company or against the Company. There are no tax liens on any of the Company's assets. The Company (including any person acting on behalf of the Company) has not given nor been


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requested to give waivers or extensions of any statute of  limitations  relating to payment of taxes of the Company or for which the Company may be liable and no other party has given or been requested to give such waivers or extensions with respect to taxes for which the Company may be liable. All taxes that are or were required by law to be withheld or collected by the Company have been duly withheld or collected and paid to the proper tax authority. To the best of the knowledge of the Company and the Members, the Company is properly treated as a partnership, and not an association taxable as a corporation, for federal income tax purposes. The Company does not have any tax liability of any kind that could result in a Lien on any of the Assets.

               3.9 Title to Assets. Except as set forth on schedule 3.9 and except for the lien, if any, of current taxes not yet due and payable, the Company has, and upon execution and delivery of this agreement Newco is acquiring, valid title, free and clear of any Liens, to all the Assets. Except for the assets referred to in section 1.2, the Assets constitute all of the assets, tangible and intangible, used in or needed to conduct the Business and will be sufficient to enable Newco to continue to operate all aspects of the Business in the manner in which it has been operated by the Company and JPF. The Company does not owe any amount to, or have any contract with or commitment to, or use any property (real or personal) in its business owned or leased by, any of the Members or any director, officer, employee, agent or representative of the Company, or any of their respective affiliates. Neither JPF nor Travers, nor any of their respective affiliates, owns any assets used or necessary for use in the Business; all of those assets have been validly assigned to the Company, free and clear of any Liens.

               3.10 Personal Property. Schedule 3.10 lists all of the equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property having an individual value greater than $500 owned or leased by the Company and all interests therein. All equipment and other tangible assets owned or used by the Company are in good operating condition and in good condition of maintenance and repair, ordinary wear and tear excepted, are suitable for their present uses and purposes, and conform with all applicable ordinances, rules and regulations and all building, zoning and other laws.

               3.11 Real  Property.  The Company does not own any real property.
Schedule 3.11 contains a list and brief description of all real properties used by the Company and all structures located on those real properties. To the best of the knowledge of the Company and the Members, all improvements on the real properties used by the Company are in accordance with all applicable laws, ordinances, regulations and orders, including, but not limited to, those applicable to zoning, environment and the establishment and maintenance of working conditions for labor, and all of the buildings and structures on those properties are in good condition of maintenance and repair and are adequate, sufficient and suitable for their present uses and purposes. The transactions contemplated by this agreement will not adversely affect Newco's right to use those properties for the same purpose and to the same extent as they were being used by the Company or JPF prior to the date of this agreement. The Company has the right to terminate its tenancy of the property listed on schedule 3.11 on thirty days notice. The Company is not a party to any real property leases.

               3.12  Litigation;  Compliance  with Laws.  Except as set forth on schedule 3.12, there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of the Company and the Members, threatened, or any order, injunction or decree outstanding, against the Business, the Company or any of its properties or assets. Neither the Company nor any of the Members knows of any basis for future claims, litigations, proceedings or investigations against the Business, the Company or any of its properties or assets. Neither the Company nor the Business is in violation of any law, regulation or ordinance, or any other requirement of any governmental body or court, and no notice has been received by the Company or any of its officers or directors alleging any such violation. The Company is not engaged in any dispute with any of its advertisers, customers, suppliers or printers and has good relationships with all of them.

               3.13 Lists of Agreements, etc. Schedule 3.13 contains a true and complete list of all orders, commitments and agreements (written or oral) to which the Company is a party, including, but not limited to, orders, commitments and agreements with advertisers and customers, agreements for the purchase of materials, supplies, equipment or services, leases (as lessee or lessor), license agreements (as licensee or licensor), distribution agreements, and employment, consulting, sales representative and independent contractor agreements. True and complete copies of the agreements, commitments and leases referred to on schedule 3.13 have been delivered to NET. Except for the agreement referred to in section 2.4, JPF is not a party to any agreement relating to the Business.

               3.14 Status of Agreements. All of the Company's agreements, commitments and orders were entered into in the ordinary course of business. Each of the agreements, commitments and orders referred to in section 3.13 is presently in full force and effect in accordance with its terms and the Company is not in default, and, to the best of the knowledge of the Company and the Members, no other party is in default under any of the provision of any of those agreements and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or, to the best of the knowledge of the Company and the Members, any other party to any of those agreements. Each of the agreements, commitments or orders referred to in section 3.13 is valid and binding upon and enforceable against each of the parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. No party to any of the agreements, commitments or orders referred to in section 3.13 has made, asserted or has any defense, setoff or counterclaim under any of those agreements, commitments or orders or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement and neither the Company nor any of its officers or directors has received any notice to that effect.

               3.15 Employees. No employee of the Company is represented by any union or other collective bargaining agent and there are no collective bargaining or other labor agreements with respect to those employees. Schedule
3.15 contains a true and complete list of the names, positions, hire dates and annual or hourly compensation of all employees of the Company and a description of vacation policies, sick leave policies, bonus, incentive compensation and group insurance plans for the benefit of those employees. No employee of the Company is owed any wages, benefits or other compensation for past services, other than wages and benefits accrued in the ordinary course of business during the current pay period and accrued vacation. Except as set forth on schedule 3.15, the Company does not have any severance policy and no employee of the Company is entitled to any severance payment, either by law or by agreement, upon the termination of his or her employment. To the best of the knowledge of the Company and the Members, the transactions provided for in this agreement will not give rise to any liability of the Company or Newco for severance pay or termination pay to any employee of the Company who is employed after this date by Newco or trigger any payments of any kind to any employee of the Company or JPF.

               3.16 Labor  Disagreements.  Except as set forth on schedule 3.16,
(a) to the best of the knowledge of the Company and the Members, the Company and the Business are in compliance with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;
(b) there is no (and has never been any) unfair labor practice charge or complaint against the Company or the Business pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of the Company and the Members, none is or has been threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting the Company or the Business and, to the best of the knowledge of the Company and the Members, none is or has been threatened; and (d) no grievance which might have an adverse effect on the conduct of the operations of the Business or any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best of the knowledge of the Company and the Members, none is or has been threatened.

               3.17 Restrictive Documents, etc. Neither the Company nor the Business is subject to, or a party to, any lease, license, permit, agreement or other commitment, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind, that materially and adversely affects its business practices or operations or any of the Assets or that would prevent its compliance with the terms, conditions and provisions of this agreement or the continued operation of the Business by Newco after the date of this agreement on substantially the same basis as it has been operated since January 1, 1996.

               3.18 Environmental Matters. To the best of the knowledge of the Company and the Members:

                    (a) the Company and all of the property used by the Company is in compliance with all federal, state and local laws, regulations, rules, orders, decrees, ordinances and common law relating to pollution, the protection of human health or the environment, including, but not limited to, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and radiation ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern;

                    (b) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any claim against or violation by the Company (or, after the closing, Newco), or against any person or entity whose liability for any claim or violation the Company has (or may have) retained or assumed either contractually or by operation of law; and

                    (c) there are no on-site or off-site locations where the Company has stored, disposed or arranged for the disposal of Materials of Environmental Concern; there are no underground storage tanks located on property used by the Company; there is no asbestos contained in or forming part of any building, building component, structure or office space used by the Company; and no polychlorinated biphenyls (PCBs) are used or stored at any property used by the Company.

               3.19 Permits and Licenses. The Company has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of its business and all such Licenses are valid and in full force and effect. All Licenses held by the Company that are material to the Company or its business are listed on schedule 3.19.

               3.20 Banks; Powers of Attorney. Schedule 3.20 sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (b) the names of all persons to whom the Company has granted a power of attorney, together with a description thereof.

               3.21 Intangible Property. Schedule 3.21 contains a complete list of the trademarks, trade names, copyrights and logos used by the Company. The Company owns, free and clear of any Liens, each of the trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them) listed on schedule 3.21, and they constitute all of the trademarks, copyrights, trade names and logos necessary for the continued operation of the Business in a manner consistent with past practices. The Company is not infringing upon any trademark, trade name, copyright or other rights of any third party; no proceedings are pending or threatened; and no claim has been received by the Company alleging any such violation. To the best of the knowledge of the Company and the Members, there is no violation by others of any right of the Company with respect to any trademark, trade name or copyright. The representations and warranties in this section do not apply to the trademark "GoCard."

               3.22 Software and Databases. The Company owns or possesses adequate licenses or other rights to use all computer software used by it.
Schedule 3.22 contains a list of all such software. Any license of the Company to use any software is valid and does not infringe on the property rights of any third party. The Company has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its mailing lists, advertiser lists or customer lists. The Company has the right to transfer all computer software, databases and lists used by it to Newco without violating any agreement to which the Company is a part or any rights of any third party.

               3.23 Insurance. Schedule 3.23 contains a complete list of all of the Company's insurance policies, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. True and complete copies of all of those policies have been delivered to NET.

               3.24 ERISA. Except as set forth on schedule 3.24, the Company is not a party to or bound by or liable with respect to any "employee benefit plan", within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974.

               3.25 Expenses Related to this Agreement. The Company has not paid any expenses related to the negotiation or preparation of this agreement or any broker's, finder's or similar fee relating to the transactions contemplated by this agreement.

               3.26  Transactions  with  Affiliates.  Except  as  set  forth  on schedule 3.26, during the twelve months preceding the date of this agreement the Company has not engaged in any transaction with any of the Members of JPF or Travers, or any of their respective affiliates.

               3.27 Distribution Racks. Schedule 3.27 contains a complete list of the locations and installation dates of all of the Company's distribution racks.

               3.28 Projections. Schedule 3.28 contains projections with respect to the Company's business that were prepared jointly by the Members and Newco. The Members have reviewed those projections and believe that they are based on assumptions that are valid and reasonable and are realistic and attainable by the Company. The projections are based in part on the assumption that NET will make the capital advances to Newco provided for in section 5.7.

               3.29 Business Relationships. Except as set forth in the schedules to this agreement, since January 1, 1996 the Company has enjoyed good relationships with all suppliers of goods or services to the Business, the operators of all of the venues in which its postcard advertising display racks are located, and all of its advertisers, and neither the Company nor any of the Members knows of any intention on the part of any such vendor, venue operator or advertiser to substantially change its relationship with the Company and none of them has any reason to believe that the relationship with any such vendor, venue operator or advertiser will change after consummation of Newco's purchase of the Business. Immediately prior to the execution of this agreement the Company canvassed the operators of all of the venues in which its postcard display racks are located and on the basis of that canvass the Company and the Members have determined that Newco will retain after the closing under this agreement at least 80% of the exisiting venues. Since January 1, 1997 the Company has not lost more than five display rack venues to the Company's competitors.

               3.30 No Misrepresentation. No representation or warranty by the Company or the Members in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading.

            4. Representations and Warranties by Newco and NET. Newco and NET jointly and severally represent and warrant to the Company and the Members as follows:

               4.1 Organization. NET is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has the full corporate power to enter into and to perform this agreement. Newco is a limited liability company duly organized, validly existing and in good standing under the law of Delaware and has the full power under the Delaware Limited Liability Company Act to execute and perform this agreement.

               4.2 Authorization of Agreement. The execution, delivery and performance of this agreement by Newco and NET have been duly authorized by all requisite action of each of them. This agreement constitutes the valid and binding  obligation  of  Newco  and  NET,  enforceable  against  each of them in
accordance  with  its  terms,   except  as  enforceability  may  be  limited  by
bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).

               4.3 Consents of Third Parties. The execution, delivery and performance of this agreement by each of Newco and NET will not (a) conflict with Newco's certificate of formation or limited liability company agreement or NET's certificate of incorporation or by-laws and will not conflict with, result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which it is a party by which it is bound, or (b) constitute a violation by it of any law or regulation applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Newco or NET in connection with the execution, delivery and performance of this agreement.

               4.4 Validity of Issuance. The shares of NET common stock, when issued to the Members under section 2, will be duly authorized, validly issued, fully paid and non-assessable.

               4.5 Financial Ability. NET and Newco have the financial ability to satisfy their respective obligations to the Company and the Members under this agreement.

               4.6 No Misrepresentation. No representation or warranty by Newco or NET in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading.

            5. Further Agreements of the Parties.

               5.1 Employment Agreements. Contemporaneously with the execution of this agreement, Garth Holsinger and Annett Schaefer-Sell are entering into employment agreements with Newco in the forms of exhibit 5.1(a) and (b), respectively.

               5.2 Covenants Against Competition, Solicitation and Disclosure.

                    (a) To accord to Newco and NET the full value of their purchase, for a period of five years after the date of this agreement neither the Company nor any of the Members shall, directly or indirectly, engage or be interested in (as owner, shareholder, partner, member, manager, lender, agent or otherwise) any business or entity that engages, anywhere in the world, in (i) any business in which the Company has engaged at any time during the two years preceding the date of this agreement, including, but not limited to, the production, reproduction, sale, distribution or other commercial exploitation of postcards containing advertisements, or (ii) sales and marketing activities targeting primarily college students, including, but not limited to, any business or entity that derives substantial revenue either from advertisers targeting the college student market or from student purchases.

                    (b) For a period of five years after the date of this agreement, neither the Company nor any of the Members shall, directly or indirectly, employ or solicit for employment or consulting, on its own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of Newco, NET or any of NET's other affiliates.

                    (c) Neither the Company nor any of the Members shall at any time hereafter disclose to anyone, or use in competition with Newco, NET or any of NET's other affiliates, any information with respect to any confidential or secret aspect of the business or affairs of Newco, NET or any of NET's other affiliates.

                    (d) The Company and Members acknowledge that the remedy at law for breach of the provisions of this section 5.2 will be inadequate and that, in addition to any other remedy NET and Newco may have, they shall be entitled to an injunction restraining any breach or threatened breach, without the necessity of showing actual damages. In any action brought by NET or Newco for injunctive relief, if the Company and the Members fail to waive any requirement that a bond or other security be posted, the Company and the Members shall reimburse NET and Newco for any bond premium or security charge if the injunctive relief is granted. If any court construes the covenant in this section 5.2, or any part thereof, to be unenforceable in any respect, the court may reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforceable.

                    (e) To the extent any provision of this section 5.2 is inconsistent with any provision of the employment agreements referred to in section 5.1, the provision of the employment agreement shall control.

               5.3 Expenses. Except as expressly provided in this agreement, the parties shall bear their own expenses incurred in connection with the negotiation and preparation of this agreement and in connection with the transactions contemplated by this agreement.

               5.4 Securities Act Matters.

                    (a) The Company and the Members recognize that each issuance of shares of NET common stock under section 2 (the "Shares") is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of section 4(2) of the Securities Act and, in that connection, jointly and severally represent and warrant to NET that (i) each of them is acquiring his or her Shares for his or her own account, for investment purposes only and not with a view to the resale or distribution of those Shares, in whole or in part, and (ii) each of them understands that sales or transfers of the Shares are restricted by the Securities Act and by certain state securities laws and recognizes that a legend referencing that restriction will be placed on the certificates representing the Shares.

                         (b) The Members  shall not sell or  otherwise  transfer
the Shares without registration under the Securities Act and applicable state securities laws or an exemption therefrom. The Members confirm that they understand that NET is under no obligation to register the Shares on their behalf or to assist them in complying with any exemption from registration.

               5.5 Legal Opinions. Contemporaneously with the execution of this agreement, (a) the Company and the Members are delivering to NET an opinion of Rosoff, Schiffres & Barta, counsel to the Company and the Members, in the form of exhibit 5.5(a), and (b) Newco is delivering to the Members an opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel to Newco and NET, in the form of exhibit 5.5(b).

               5.6 Assignment of Agreements. Nothing in this agreement shall be construed as an attempt to assign any agreement or other instrument that by its terms is nonassignable without the consent of the other party.

               5.7 Advances by NET. NET shall provide loans or capital contributions to Newco to fund Newco's operations in an aggregate amount of up to $300,000, in accordance with the projections contained in schedule 3.28, but only to the extent funds are needed to fund Newco's operations. Newco shall not repay any loan or make any distribution to NET prior to June 30, 2001 unless Newco will have sufficient working capital after the repayment or distribution to operate its business in accordance with the projections contained in schedule
3.28. The principal amount and accrued interest on the outstanding promissory notes of the Company in favor of NET in the aggregate principal amount of $116,000 that are being assumed by Newco upon the execution of this agreement shall be credited to NET's $300,000 commitment under this provision and the Company's obligations under those notes shall be considered extinguished.

               5.8 Default by Newco or NET. If Newco or NET defaults in making any payment or stock issuance required under section 2, and that default is not cured within 30 days after notice of the default is given to Newco or NET by the Members, the Members shall have the right, exercisable by notice given to NET within 30 days after the expiration of that cure period, to purchase from Newco all of the assets relating to the Business, subject to all of the liabilities of the Business (other than liabilities owed to NET and its affiliates), for a purchase price equal to (a) the total amount of cash paid to the Members by Newco, the value of the stock issued to the Members by NET (based on the valuation used at the time of each issuance) under section 2 and the total amount of unpaid principal and accrued interest on the notes referred to in section 2.7, plus (b) the total amount of unpaid advances, whether equity or debt and including any accrued interest, made to Newco by NET. The closing of a purchase by the Members (who may assign their rights to any entity in which they have at least a 25% equity interest) shall be held on a date and at a place designated by NET, but in no event later than 90 days after the date the Members' notice of exercise is given. At the closing, the purchaser shall pay to Newco 20% of the purchase price by wire transfer of federal funds and shall deliver to Newco a promissory note for the balance of the purchase price payable in three equal quarterly installments over a one year period, Newco shall assign and transfer to the purchaser all of the assets of the Business, and the purchaser shall assume all of the liabilities of the Business (other than liabilities owed to NET and its affiliates). Any obligations of any entity under this provision shall be personally guaranteed by the Members.

               5.9 Further Assurances. At any time and from time to time after the date of this agreement, each party shall, without further consideration, execute and deliver to the other parties such other instruments and take such other action as the others may reasonably request to carry out the transactions contemplated by this agreement.

               5.10 Change in Name. Within 30 days after the date of this agreement, the Company shall change its name to a name that does not include any of the terms or words "Pik", "Nik", "Pick", "Nick", "Free", "Postcard", "Card", "Wild", or "Go". 5.11 Sales Taxes. The Company shall pay any state or local sales taxes payable in connection with the sale of Assets.

               5.12 Bulk Sales. The parties waive compliance with the provisions of any applicable bulk sales law. The Company and the Members jointly and severally shall indemnify and hold Newco and NET harmless from any loss, liability, damage, cost or expense (including reasonable attorney's fees and expenses) incurred by Newco or NET as a result of any liability to which Newco or NET may become subject because the transactions contemplated by this agreement are being effected without compliance with the bulk sales law or any similar statute in any jurisdiction.

               5.13 Post-Closing Payments. The Company and the Members shall, as promptly as practical, forward to Newco any amount received by any of them to which Newco is entitled under this agreement and shall refer to Buyer any telephone calls, letters and other communications that they may receive relating to the Business.

            6. Survival of Representations and Warranties; Indemnification.

               6.1 Survival. All representations, warranties and agreements by the Company and the Members shall survive the closing under this agreement notwithstanding any investigation at any time by or on behalf of Newco or NET, and shall not be considered waived by Newco's or NET's consummation of the transactions contemplated by this agreement with knowledge of any breach of misrepresentation by the Company or the Members. All representations, warranties and agreements by Newco and NET shall survive the closing under this agreement notwithstanding any investigation at any time by or on behalf of the Company or the Members, and shall not be considered waived by the Company's consummation of the transactions contemplated by this agreement with knowledge of any breach by Newco or NET.

               6.2 Indemnification.

                    (a) The Company and the Members (other than Sunny Smith) jointly and severally shall indemnify and hold harmless Newco and NET against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) Newco or NET may suffer, sustain or become subject to as a result of
(i) any breach of any warranty, covenant or other agreement of the Company or the Members contained in this agreement, or any misrepresentation by the Company or Members, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation, (ii) the Company's failure to pay, perform or discharge when due any of the Company's obligations, liabilities, agreements or commitments not expressly assumed by Newco pursuant to this agreement, (iii) any other liability or obligation arising out of the operations of the Business on or prior to the date of this agreement and not expressly assumed by Newco pursuant to this agreement, (iv) the failure to comply with any bulk sales law applicable to the sale of the Assets, or (v) any liability for severance or otherwise to any employee of the Company resulting from the transactions provided for in this agreement.

                    (b) In addition to any other rights and remedies they may have, Newco and NET may reduce (i) the amounts to be paid or the number of shares to be issued to the Members under section 2 (at a valuation, in the case of the shares, at their then current closing price on Nasdaq), and (ii) then, up to 20% in any year of the amounts payable to the Members under their employment agreements referred to in section 5.1 (without affecting the obligations of the Members under those agreements), to the extent of any amount payable to Newco or NET pursuant to section 6.2(a), but no such set-off shall constitute an accord and satisfaction or otherwise modify the rights or obligations of the Company and the Members under this agreement or constitute a breach by Newco or NET of its obligations under this agreement. Without limiting the generality of the preceding sentence, the Company and the Members acknowledge and agree that Newco's and NET's exercise of its rights pursuant to the preceding sentence shall not limit Newco's and NET's rights to recover any amounts owed to them that exceed the amount obtained by exercise of those rights and such exercise shall not be in substitution of or in any way limit Newco's or NET's exercise of its other rights and remedies under this agreement, any other agreement or applicable law.

                    (c) Newco shall indemnify and hold harmless the Company and the Members against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) the Company or the Members may suffer, sustain or become subject to as a result of any breach of any warranty, covenant or other agreement of Newco or NET contained in this agreement, or any misrepresentation by Newco or NET, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation.

               6.3 Defense of Claims. If any third-party claim is made against any party that, if sustained, would give rise to a liability of the other party, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to join in defending or compromising the claim.

            7. Miscellaneous.

               7.1 Finders. The parties represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this agreement or the transactions contemplated by it. The Members have utilized the services of Herschel Sarbin and shall be solely responsible for any compensation payable to him.

               7.2 Entire Agreement. This agreement (together with the employment agreements referred to in section 5.1) contains, and is intended as, a complete statement of all of the terms of the arrangements among the parties with respect to the matters provided for, supersedes any previous agreements and understandings among the parties with respect to those matters, and cannot be changed or terminated orally.

               7.3 Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

               7.4 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

               7.5 Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, one day after being sent by recognized overnight courier or four days after being mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may specify by notice given to the other pursuant to this provision):

               (a) If to the Company or the Members, addressed to any of them at:

                    c/o Pik:Nik LLC
                    137 North Larchmont Boulevard
                    Suite 806

                    Los Angeles, CA 90004

                    with a copy to:

                    Howard Rosoff, Esq.
                    Rosoff, Schiffres & Barta
                    11755 Wilshire Boulevard
                    Suite 1450
                    Los Angeles, CA 90025

               (b)  If to Newco or NET, addressed to either or both of them at:

                    Network Event Theater, Inc.
                    149 Fifth Avenue
                    New York, N.Y. 10010
                    Attention: Don Leeds, President

                    with a copy to:

                    Bertram A. Abrams, Esq.
                    Proskauer Rose Goetz & Mendelsohn LLP
                    1585 Broadway
                    New York, New York  10036

               7.6 Waiver. Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving the provision.

               7.7 Separability. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect unless such invalidity or unenforceability shall materially impair the purpose or objectives of this agreement.

               7.8 Assignment. No party may assign any of its or his rights or delegate any of its or his duties under this agreement without the consent of the other parties.

               7.9 Publicity. No party shall issue any press release or other public statement regarding the transactions contemplated by this agreement, except that Newco and NET may release such information as they determine necessary or appropriate.

               7.10 Definition. As used in this agreement, the term "affiliate" means any person or entity directly or indirectly controlled by, controlling, or under common control with, any other person or entity, and when used with respect to a Member shall include his or her family members.

               7.11 No Third Party Beneficiaries. This agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this agreement.

               7.12 Specific Performance. The Company and the Members acknowledge that the Business is of a special, unique and extraordinary character, and that any breach of this agreement by the Company or any of the Members could not be compensated for by damages. Accordingly, if the Company or any of the Members breaches its, his or her obligations under this agreement Newco shall be entitled, in addition to any other remedies that it may have, to enforcement of this agreement by a decree of specific performance requiring the Company and the Members to fulfill their obligations under this agreement, and no bond or other security shall be required.

               7.13 Counterparts. This agreement may be executed in one or more counterparts.

                                            PIK:NIK LLC


                                            By:/s/Annett Schaefer-Sell
                                               ---------------------------
                                            Name:
                                            Title:

                                               /s/ Garth Holsinger
                                               ---------------------------
                                                   Garth Holsinger

                                               /s/Annett Schaefer-Sell
                                               ---------------------------
                                                  Annett Schaefer-Sell

                                               /s/Sunny Smith
                                               ---------------------------
                                                  Sunny Smith

                                            PIK:NIK MEDIA, LLC

                                            By:/s/Don Leeds
                                               ---------------------------
                                                  Don Leeds

                                                  President

                                            NETWORK EVENT THEATER, INC.

                                                  /s/ Don Leeds
                                               ---------------------------
                                                  Don Leeds
                                                  President